Exhibit 10.13

INVESTOR RELATIONS AND CONSULTING AGREEMENT

THIS INVESTOR RELATIONS AND CONSULTING AGREEMENT (the “Agreement”) is between SimplePons, Inc., a corporation organized under the laws of Delaware, whose address is 220 Congress Park Dr. Suite 304. Delray Beach, FL. 33445 (the "Company") and ACORN MANAGEMENT PARTNERS, L.L.C., a Georgia Limited Liability Company located at 105 Nobel Ct., Suite 205, Alpharetta, GA 30005 (the "Consultant").

WHEREAS, the Consultant is in the business of assisting public companies in financial advisory, strategic business planning, and investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in particular companies for which it provides services;

WHEREAS, the Consultant has developed a proprietary multi-layered system designed to build long term relationships between public companies and their existing and potential shareholders Worldwide called the Full Market Awareness Program (the “Program”) will be customized by Consultant to fit Company’s needs in order to assist the Company in achieving its goals of making the investing public knowledgeable about the benefits of stock ownership in the Company;

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, or any activities which require registration under the Securities Act of 1933 (the “Act"), the Securities and Exchange Act of 1934 (the “Exchange Act"), or the Investment Advisors Act and does not offer services which may require regulation under federal or state securities laws;

WHEREAS, the Company agrees, after having a complete understanding of the services desired by the Company and the services to be provided by the Consultant, that the Company desires to retain Consultant to provide its services as more fully set forth herein consisting primarily of the Program (the “Services”) for the Company, and the Consultant is willing to provide the Services to the Company;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows;

1.            DUTIES AND INVOLVEMENT.

The Company hereby engages Consultant, and Consultant agrees, to provide the Services to the Company which will include various investor and public relations services as agreed upon by the parties. The Services may include the following services: consulting with the Company's management concerning assessment of current investor and public relations programs of the Company, marketing surveys, confirmation of investor accreditation, efforts to expand investor base, investor support, strategic business planning, broker relations, conducting due diligence meetings, attendance at conventions and trade shows, assistance in the preparation and dissemination of press releases and stockholder communications, review and assistance in updating a business plan, review and consulting advice on the capital structure for the Company, and consulting on corporate finance and/or investment banking issues. In addition, the Services may include production of a corporate profile, fact sheets, flyers, financial analyst and newsletter campaigns, conferences, seminars and national and international tours, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences, printed media advertising design, television advertisements/commercials, newsletter production, broker solicitation campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications and press releases, and obtaining third party research coverage. The Services will be performed and directed at a U.S. and international audience.

RELATIONSHIP AMONG THE PARTIES.

Consultant and Company acknowledge and agree that in providing the Services the Consultant will be acting as an independent contractor. The Consultant and its employees and agents are not officers, directors or agents of the Company, and will not be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company and the Consultant further acknowledge and agree that the Consultant does not have, through stock ownership or otherwise, the power to control the Company as “control” is defined in the Act, the Exchange Act, or as used in common usage.

2.            EFFECTIVE DATE, TERM AND TERMINATION.

Subject to earlier termination according to the terms herein, this Agreement shall be effective on August 6, 2012 and will continue until January 6, 2013.

3.            TERM RENEWAL OR EXTENSION.

This Agreement will not be automatically renewed or extended for any successive term unless by written mutual agreement on terms to be agreed upon.

4.            COMPENSATION AND PAYMENT OF EXPENSES; EARLY TERMINATION.

Subject to early termination in consideration of the Services, the Company agrees to pay to the Consultant the following fees:

Stock:	600,000 shares of restricted common stock to be registered in next S-1filing from the date of this agreement.

5.            Registration Obligations

At any time following the signing of the Agreement if the Company files a registration statement with the SEC registering an amount of securities equal to at least $500,000 (“Registration Statement”), the Company must provide a ten (10) day prior written notice of the Registration Statement to the Consultant and any subsequent holder of the Restricted Stock and at the written request and direction of the Consultant and/or subsequent holders must provide piggy back registration rights and include the consultant and/or subsequent holders shares in the Registration Statement.

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Early Termination. The Company may terminate the engagement at the end of any 90-day period with 7 days prior written (email) notice to the end of the period and will owe no payment in cash or stock from the date of termination.

Payment Terms.

Stock. All stock issued by the Company are fully earned the date of issue and must be issued in accordance to the terms agreed by both parties as set forth above under 4. Compensation and Payment of Expenses, within a ten day grace period.

The stock shall be restricted and will bear the following restricted legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH IN THE OPINION OF COUNSEL FOR THE HOLDER. WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION IS AVAILABLE.”

The stock will be delivered to:

ACORN MANAGEMENT PARTNERS, L.L.C. located at 105 Nobel Ct., Suite 205, Alpharetta, GA 30005

Tax ID Number ________________

Reimbursable Expenses. Company agrees to pay for pre-approved costs and expenses incurred in connection with the Services including, without limitation, lead lists for mailing, postage, printing, design work, lodging, meals and travel, road show and one-on-one meetings. Consultant agrees to obtain prior written approval for any and all reimbursable expense(s). Prior to starting any project or incur any expenses, the Consultant will obtain authorization from the Company. Consultant will invoice Company at the beginning of each month for its reimbursable expenses and Company agrees to pay the reimbursable expenses no later than the 15th calendar day of each month.

6.            SERVICES NOT EXCLUSIVE.

Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the Term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the Term of this Agreement, including, without limitation, providing services similar to the Services to companies who may compete with the Company.

7.            CONFIDENTIALITY.

Each party acknowledges that it may have access to confidential information regarding the other party and its business. Consultant and the Company agree they will not, during or subsequent to the Term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the other party) any Confidential Information of the other party. Confidential Information shall mean information that is not publicly known and which the party intends to keep confidential and informs the other party of its desire to keep confidential.

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8.            MISCELLANEOUS PROVISIONS

a)            Notices. All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed as set forth heretofore, or to such other address as either party may designate, upon at least ten (10) days' written notice, to the other party.

b)            Time. Time is of the essence of this Agreement.

c)            Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

d)            Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

e)            Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

f)            Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

g)            Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

h)            Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

i)            Arbitration.

i.            If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

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ii.            Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

iii.          The situs of arbitration shall be Palm Beach County, Florida.

iv.          In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator.

j)            Governing law. The Agreement shall be construed by and enforced in accordance with the laws of the State of Florida.

k)            Entire Agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

l)            Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

m)            Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

n)            Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

COMPANY:	CONSULTANT

SimplePons, Inc.	ACORN MANAGEMENT PARTNERS, L.L.C.

Title: President/CEO	Title: President

Date 8/6/12